UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2008 (October 8, 2008)

TRANSMERIDIAN EXPLORATION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-50715	76-0644935
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 4300 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 458-1100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 8, 2008, Transmeridian Exploration Incorporated (the “Company”) issued a press release announcing (i) the minimum participation thresholds for the exchange offer and consent solicitation relating to the $290,000,000 aggregate principal amount of the 12% Senior Secured Notes due 2010 (the “Existing Notes”) of Transmeridian Exploration Inc. (“TMEI”), a wholly owned subsidiary of the Company, have been met, (ii) the requisite written consents from noteholders to amend the indenture governing the Existing Notes and related security documents have been received and (iii) the extension of the expiration time with respect to the Company and TMEI’s offer to exchange up to $290,000,000 of the Existing Notes for new notes and cash consideration. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

Exhibit 99.1	Press Release, dated October 8, 2008, announcing satisfaction of the minimum participation thresholds, receipt of requisite consents and extension of the exchange offer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMERIDIAN EXPLORATION INCORPORATED

Date: October 9, 2008	By:	/s/ Earl W. McNiel
	Name:	Earl W. McNiel
	Title:	Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release, dated October 8, 2008, announcing satisfaction of the minimum participation thresholds, receipt of requisite consents and extension of the exchange offer